Exhibit 23.2


             CONSENT OF GRANT THORNTON LLP, INDEPENDENT ACCOUNTANTS

         We consent  to the  incorporation  by  reference  in this  Registration
Statement on Form S-8 and related prospectus(es) pertaining to the NBX Corporation 1996 Stock Plan and NBX Corporation 1998 Stock Plan of our report dated November 4, 1996, included in 3Com Corporation's Annual Report on Form 10-K for the fiscal year ended May 31, 1998, with respect to the consolidated financial statements and schedule of U.S. Robotics Corporation and Subsidiaries for the year ended September 29, 1996 not included therein.


                                                    /s/ GRANT THORNTON LLP
                                                    ----------------------------
                                                    GRANT THORNTON LLP



Chicago, Illinois
March 11, 1999